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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K/A


                              CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


              Date of report (Date of earliest event reported):
                   January 23, 2001 (December 13, 2000)


                         MERCER INTERNATIONAL INC.
          (Exact Name of Registrant as Specified in Its Charter)


                                 Washington
                          (State of Incorporation)


                0-9409                            91-6087550
        (Commission File Number)     (I.R.S. Employer Identification No.)


              Giesshubelstrasse 15, Zurich, Switzerland, 8045
        (Address of Principal Executive Offices, including Zip Code)


                              41 (1) 201 7710
           (Registrant's Telephone Number, including Area Code)







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This Form 8-K/A amends a Form 8-K (the "Form 8-K") of Mercer International
Inc. (the "Corporation") dated July 16, 1998.

ITEM 5.      OTHER EVENTS.

On December 13, 2000, the Corporation's indirect wholly-owned subsidiary, Zellstoff-und Papierfabrik Rosenthal GmbH & Co. KG (the "Borrower"), and Bayerische Hypo-und Vereinsbank Aktiengesellschaft (the "Bank"), acting on its own behalf and on behalf of the other Project lenders (the "Financing Banks"), entered into an amendment agreement No. 4 (the "Amendment Agreement") to the 15-year term loan agreement (the "Loan Agreement") dated July 6, 1998, as amended, in the aggregate amount of Deutsche Marks ("DM") 508.0 million. An English translation of the Amendment Agreement is attached as Exhibit 5.1. An English translation of the Loan Agreement was previously filed as an Exhibit to and is incorporated herein by reference from the Form 8-K.

The Loan Agreement provides for a main facility (the "General Tranche") of DM 453.0 million for costs and expenses associated with the project (the "Project") to convert the Corporation's pulp mill at Blankenstein, Thuringia, Germany from the production of sulphite pulp to kraft pulp and the increase of the annual production capacity of the mill from approximately 160,000 tonnes to approximately 280,000 tonnes, a working capital facility (the "Working Capital Tranche") of DM 28.0 million and a cost overrun facility (the "Cost Overrun Tranche") of DM 27.0 million.

The following is a summary of certain material features of the Amendment Agreement. This summary does not purport to be a complete description of the Amendment Agreement and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Amendment Agreement:

    1. The parties to the Amendment Agreement agreed that, for the purposes of the Loan Agreement, the completion date for the Project was June 30, 2000. As a result of the Project being completed, the parties further agreed that the Borrower would not be entitled to draw any further funds under the Loan Agreement in excess of the DM 453.0 million currently drawn under the General Tranche and the DM 28.0 million currently drawn under the Working Capital Tranche. Therefore, the Borrower is not entitled to draw down the Cost Overrun Tranche in the amount of DM 27.0 million.

    2. The Financing Banks agreed to release Spezialpapierfabrik Blankenstein GmbH ("SPB") from its fixed-term deposit in the amount of DM 25.0 million which it had pledged to the Financing Banks as stand-by equity security in the event of cost overruns in connection with a shareholders' undertaking (the "Shareholders' Undertaking") dated July 6, 1998, if and to the extent that SPB makes available this amount to the Borrower for the purposes of financing a portion of the required balance on the debt service reserve account (the "Debt Service Reserve Account") pledged by the Borrower in favour of the Financing Banks under the Loan Agreement. However, even if SPB makes available to the Borrower the amount referred to above, SPB's obligation under the Shareholders' Undertaking to provide


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         further equity to the Borrower of up to DM 25.0 million when needed to prevent the occurrence of bankruptcy or similar proceedings of the Borrower will remain unaffected.

    3. The parties to the Amendment Agreement agreed that the amount of the required balance on the Debt Service Reserve Account will be increased, as from March 31, 2002, by an additional reserve amount of up to DM 10.0 million. The amount of DM 10.0 million is to be comprised of annual transfers to the Debt Service Reserve Account of 15% of the balance of all amounts distributable to shareholders of the Borrower which are credited at any repayment date to the proceeds account (the "Proceeds Account") pledged by the Borrower in favour of the Financing Banks under the Loan Agreement.

    4. The parties to the Amendment Agreement agreed that all amounts credited to the Proceeds Account and the Debt Service Reserve Account may be invested by the Borrower in short-term debt instruments that have been given a short-term rating of A1 or a long-term rating of A- or higher by Standard & Poor's Corporation, or a corresponding rating by another recognized rating agency.

    5. The Bank agreed to grant to the Borrower a facility by way of bank guarantee in the amount of up to DM 5.0 million.

The parties to the Amendment Agreement also agreed on a hedging strategy with respect to interest rate, currency and pulp price risks. Pursuant to this strategy, approximately Euro 75.0 million of the principal amount of the commercial debt portion of the Borrower's indebtedness as at March 31, 2001 will be converted into approximately U.S.$63.3 million at a forward rate of 0.844525 U.S.$/Euro. The U.S.$63.3 million debt portion bears a fixed interest rate of 6.80% per annum, payable semi-annually in U.S. dollars, not including the Bank margin of 0.6-0.7% per annum which remains payable in DM on the underlying DM principal amount. The underlying term of the foreign currency forward rate swap covers the period from March 31, 2001 to September 30, 2013, the maturity date of the aggregate principal amount due under the Loan Agreement.

In addition, approximately Euro 148.3 million of the principal amount of the fixed interest credits portion of the Borrower's indebtedness as at December 29, 2000 has been converted into approximately U.S.$124.7 million at a forward rate of 0.841225 U.S.$/Euro. The U.S.$124.7 million debt portion bears a fixed interest rate of 5.83% per annum, payable quarterly in U.S. dollars. The underlying term of the foreign currency forward rate swap covers the period from December 29, 2000 to September 30, 2008, on which date the interest rate on the fixed interest credits portion of the Borrower's indebtedness will be readjusted.

The Borrower agreed to grant to the Financing Banks a security interest by way of a pledge on its claims against the Bank under all hedging agreements. Furthermore, the parties to the Amendment Agreement agreed that the Bank's claims against the Borrower under any hedging agreement is secured pari passu by all security interests granted by the Borrower to the Financing Banks under the Loan Agreement (except the "C&L Ausfallburgschaft", as defined in the Loan Agreement). To this


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effect, certain amendment agreements to the security interest agreements and the security pooling agreement under the Loan Agreement were executed by the parties.

The Amendment Agreement is subject to the final approval of the guarantors under the Loan Agreement and the execution of the agreements referred to in annexes 1, 3, 5 and 6 of the Amendment Agreement. Such approval and execution is expected to be completed in the first quarter of 2001.

As at January 22, 2001, the spot exchange rate for U.S. dollars to Euros was approximately 0.9375:1.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

              (c)   Exhibit(s).

Exhibit
Number        Description
-------       -----------

  5.1 English Translation of a Loan Agreement in the amount of DM 508,000,000 dated July 6, 1998 between Zellstoff-und Papierfabrik Rosenthal GmbH & Co. KG on the one hand and Bayerische Hypotheken-und Wechsel-Bank Aktiengesellschaft and Bayerische Vereinsbank Aktiengesellschaft on the other hand.(1)

  5.2 English translation of an Amendment Agreement No. 4 dated December 13, 2000 between Zellstoff-und Papierfabrik Rosenthal GmbH & Co. KG and Bayerische Hypo-und Vereinsbank Aktiengesellschaft to the Loan Agreement dated July 6, 1998.

-------------------
(1) Incorporated herein by reference from the Form 8-K of Mercer International Inc. dated July 16, 1998.


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                                 SIGNATURES
                                 ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                         MERCER INTERNATIONAL INC.

                                         By: /s/ Jimmy S.H. Lee
                                             ---------------------
                                             Jimmy S.H. Lee
                                             Chairman

Date: 	January 23, 2001


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                         MERCER INTERNATIONAL INC.
                                FORM 8-K/A

                               EXHIBIT INDEX

Exhibit Number        Description
--------------        -----------

  5.1 English Translation of a Loan Agreement in the amount of DM 508,000,000 dated July 6, 1998 between Zellstoff-und Papierfabrik Rosenthal GmbH & Co. KG on the one hand and Bayerische Hypotheken-und Wechsel-Bank Aktiengesellschaft and Bayerische Vereinsbank Aktiengesellschaft on the other hand.(1)

  5.2 English translation of an Amendment Agreement No. 4 dated December 13, 2000 between Zellstoff-und Papierfabrik Rosenthal GmbH & Co. KG and Bayerische Hypo-und Vereinsbank Aktiengesellschaft to the Loan Agreement dated July 6, 1998.

----------------------
(1) Incorporated herein by reference from the Form 8-K of Mercer International Inc. dated July 16, 1998.